SCHEDULE II
                    INFORMATION WITH RESPECT TO
          TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
            SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                   SHARES
                                   PURCHASED        AVERAGE
                   DATE            SOLD(-)          PRICE(2)

COMMON STOCK-MAYBELLINE INC.
GIL II, LTD.
                    1/19/96            2,500-           43.6250
                    1/18/96            2,500            42.0000

GABELLI INTERNATIONAL LTD
                    1/19/96            2,500-           43.6250
                    1/18/96            2,500            42.0000

GABELLI FUNDS, INC.
          THE GABELLI VALUE FUND
                    2/01/96           40,000            43.9250
                    1/23/96           20,000            43.9250

          THE GABELLI EQUITY TRUST,INC.
                    1/31/96           40,000            43.9250
                    1/24/96           50,000            43.9250

          THE GABELLI CONVERTIBLE SECURITIES FUND
                    1/24/96           25,000            43.9250
                    1/23/96           75,000            43.8000

          GABELLI CAPITAL ASSET FUND
                    1/23/96           10,000            43.8000

GAMCO INVESTORS, INC.
                    1/31/96           10,000            43.8750
                    1/25/96           10,000            43.8750
                    1/24/96           30,000            43.7500
                    1/22/96          178,300            43.7404
                    1/22/96            1,000            43.7500
                    1/19/96            1,000-           43.1250
                    1/19/96            4,000-           43.5000
                    1/15/96            5,500-           39.4795
                    1/15/96            1,000-           39.7500

GABELLI ASSOCIATES LTD
                    1/15/96            3,100-           39.1250
                    1/05/96            1,600            36.2500

GABELLI ASSOCIATES FUND
                    1/22/96           10,000            43.7500
                    1/19/96            5,000-           43.1250
                    1/18/96            5,000            42.0000

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NY STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.
(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL
    OWNERSHIP.
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